Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 14, 2021, relating to the combined financial statements of LoyaltyOne (now known as Loyalty Ventures Inc.) appearing in Amendment No. 3 to Form 10 (Registration Statement No. 001-40776) of Loyalty Ventures Inc.

/s/ Deloitte & Touche LLP

Dallas, Texas

February 8, 2022